As filed with the Securities and Exchange Commission on March 14, 2017

Registration No. 333-213889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	6022	34-1585111
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

15985 East High Street, Middlefield, Ohio 44062-9263

(440) 632-1666

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Heslop II

Executive Vice President and Chief Operating Officer

Middlefield Banc Corp.

15985 East High Street, P.O. Box 35

Middlefield, Ohio 44062-9263

(440) 632-1666

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies	Francis X. Grady, Esq.
to:	Grady & Associates
20220 Center Ridge Road, Suite 300
Rocky River, Ohio 44116-4307 (440) 356-7255

Approximate date of commencement of proposed sale of the securities to the public: not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-213889) shall become effective in accordance with the provisions of section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 333-213889) that Middlefield Banc Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2016, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on November 18, 2016 and Amendment No. 2 to the Registration Statement filed with the SEC on November 22, 2016, and declared effective by the SEC on November 23, 2016 (the “Registration Statement”), the Company registered the issuance of up to 563,261 shares of its common stock, without par value, to stockholders of Liberty Bank, N.A. upon the effectiveness of a merger of Liberty Bank, N.A. with and into the Company’s wholly owned subsidiary, The Middlefield Banking Company (the “Merger”). The Merger was effective on January 12, 2017, and, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of July 28, 2016, by and among the Company, MBC Interim Bank, The Middlefield Banking Company and Liberty Bank, N.A., the Company issued 544,545 shares of Common Stock to the former stockholders of Liberty Bank, N.A. in exchange for their shares of common stock in Liberty Bank, N.A. in the Merger. The Company hereby amends the Registration Statement to deregister the 18,716 shares of common stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on March 14, 2017.

MIDDLEFIELD BANC CORP.
(Registrant)

By:	/s/ Thomas G. Caldwell
Thomas G. Caldwell
President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas G. Caldwell Thomas G. Caldwell President, Chief Executive Officer, and Director	March 14, 2016

/s/ Donald L. Stacy Donald L. Stacy, Treasurer and Chief Financial Officer (Principal accounting and financial officer)	March 14, 2016

/s/ Carolyn J. Turk* Carolyn J. Turk, Chairman of the Board	March 14, 2016

Scott W. Bevan, Director

/s/ James R. Heslop James R. Heslop, II, Director, Executive Vice President and Chief Operating Officer	March 14, 2016

/s/ Eric W. Hummel* Eric W. Hummel, Director	March 14, 2016

/s/ Kenneth E. Jones* Kenneth E. Jones, Director	March 14, 2016

/s/ Darryl E. Mast* Darryl E. Mast, Director	March 14, 2016

/s/ James J. McCaskey* James J. McCaskey, Director	March 14, 2016

/s/ Clayton W. Rose III* Clayton W. Rose III, Director	March 14, 2016

/s/ William J. Skidmore* William J. Skidmore, Director	March 14, 2016

/s/ Robert W. Toth* Robert W. Toth, Director	March 14, 2016

William A. Valerian, Director

*	By Power of Attorney, contained on signature page of the Form S-4 filed on September 30, 2016